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GENERAL DYNAMICS CORPORATION                        POWER OF ATTORNEY
COMMISSION FILE NUMBER  1-3671                      REPORT ON FORM 10-K
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IRS NO. 13-1673481
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                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer, J. Steven Keate, Corporate Vice President and Controller (Principal Financial and Accounting Officer) of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitute and appoint each of NICHOLAS D. CHABRAJA and E. ALAN KLOBASA, as their true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (The Commission) in respect thereof, in connection with the 1993 annual report to the Commission on Form 10-K, including specifically, but without limiting the generality of the foregoing, the power and authority to sign their names in their capacities to said report filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, shall do, or shall cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of March 1994.





                                      /s/ J. STEVEN KEATE
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                                      J. Steven Keate